Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Apr-97            30-Apr-97
Distribution Date:    15-May-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $11,180,152.41     $28.66659314
          Class B Certificate Amount     $526,813.46     $28.66544020

(ii)  Interest Distribution
          Class A Certificate Amount   $1,171,220.44      $3.00308069
          Class B Certificate Amount      $56,527.51      $3.07582490

(iii)  Servicing Fee                     $197,808.49      $0.48436848

(iv)  Class A Certificate Balance
         (after principal distributions)              $215,507,675.06
        Class A Pool Factor
         (after principal distributions)                    0.5525748
        Class B Certificate Balance
         (after principal distributions)               $10,155,550.91
        Class B Pool Factor
         (after principal distributions)                    0.5525928

(v)  Total Pool Balance
         (end of Collection Period)                   $225,663,225.84

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $590,779.74    $6,887,818.14
         Liquidation Proceeds            $380,152.77    $2,852,629.45
         Aggregate Net Losses            $210,626.97    $4,035,188.69

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)          $9,026,529.03

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)       $9,026,529.03